Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made and effective as of May 13, 2025, by and between Diodes Incorporated, a Delaware corporation (“Company”), and Gary Yu (“Employee”), with respect to the following facts:

The Company desires to be assured of the continued association and services of the Employee in order to take advantage of his experience, knowledge, and abilities in the Company’s business, and is willing to employ the Employee, and the Employee desires to be so employed, on the terms and conditions set forth in this Agreement.

ACCORDINGLY, on the basis of the representations, warranties, and covenants contained herein, the parties hereto agree as follows:

1.
EMPLOYMENT

1.1
Employment. The Company hereby employs the Employee as its President and Chief Executive Officer (or such other executive officer position designated by the Company’s Board of Directors (“Board”) and to which Executive expressly consents in writing), and the Employee hereby accepts such employment, on the terms and conditions set forth below, to perform during the term of this Agreement such services as are required hereunder.

1.2
Duties. The Employee shall render such services to the Company, and shall perform such executive duties and acts, as reasonably may be required by the Board in connection with any aspect of the Company’s business.

1.3
Performance of Duties.

(a)
The Employee shall devote such reasonable time, ability, and attention during normal business hours to his duties hereunder as may be necessary to discharge such duties in a professional and businesslike manner.

(b)
The Employee’s services hereunder shall be performed primarily at the location at which the Employee was employed immediately before the date of this Agreement or at any other location selected by the Company as its principal executive offices.

1.4
Indemnification. The Company shall, to the maximum extent permitted by applicable law, indemnify, defend, and hold harmless the Employee from, against, and in respect of any and all payments, damages, claims, demands, losses, expenses, costs, obligations, and liabilities (including, but not limited to, attorneys’ fees and costs and the costs of investigation and preparation) which, directly or indirectly, arise or result from or are related to the fact that the Employee is or was an employee, officer, director, or agent of the Company. By way of evidencing such obligation and not limitation, the Company and the Employee have entered into an indemnification agreement, a copy of which is attached hereto as Exhibit A.
1.5
Trade Secrets.

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(a)
The Employee shall not, without the prior written consent of the Board, disclose or use in any way, either during his employment by the Company or thereafter, except as required in the course of such employment, any confidential business or technical information or trade secret of the Company acquired in the course of such employment, whether or not patentable, copyrightable, or otherwise protected by law, and whether or not conceived of or prepared by him (collectively, “Trade Secrets”), including, without limitation, any confidential information concerning customer lists, products, procedures, operations, investments, financing, costs, employees, purchasing, accounting, marketing, merchandising, sales, salaries, pricing, profits and plans for future development, the identity, requirements, preferences, practices, and methods of doing business of specific parties with whom the Company transacts business, and all other information which is related to any product, service, or business of the Company, other than information which is (or becomes, other than as a result of the breach hereof by the Employee or any other employee of the Company) generally known in the industry in which the Company transacts business or is or may be acquired from public sources; all of which Trade Secrets are the exclusive and valuable property of the Company.

(b)
Notwithstanding the foregoing, pursuant to the Defend Trade Secrets Act of 2016 as codified at 18 USC Chapter 90 §§1831-39 and Public Law 114-153, Employee will not be held criminally or civilly liable under any United States federal or state trade secret law for disclosing a Trade Secret in confidence: (a) to either a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Should Employee file a lawsuit alleging that Employee was retaliated against for reporting a suspected violation of law, Employee may disclose a Trade Secret to Employee’s attorney and use such Trade Secret in a court proceeding as long as Employee (a) files any document containing such trade secret under seal, and (b) does not disclose such Trade Secret, except pursuant to court order.

1.6
Noncompetition.

(a)
As used in this Agreement, the term “Competitive Activity” shall mean any participation in, assistance of, employment by, ownership of any interest in, acceptance of business from or assistance, promotion or organization of any person, partnership, corporation, firm, association, or other business organization, entity or enterprise which, directly or indirectly, is engaged in, or hereinafter engages in, the development, production, marketing, or selling of any product which is the same as or in competition with any line of business in which the Company is engaged, whether as an agent, consultant, employee, officer, director, investor, partner, shareholder, proprietor, or in any other individual or representative capacity, but excluding the holding for investment of less than five percent (5%) of the outstanding securities of any corporation which are regularly traded on a recognized stock exchange. Competitive Activity shall not be deemed to include personal investment activities (including venture capital) of the Employee.
(b)
During his employment by the Company and for two (2) years thereafter, the Employee shall refrain, without the prior written consent of the Company in each instance, from engaging in any Competitive Activity which would be reasonably likely, as determined by the Company in its reasonable discretion, to

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result in the disclosure or use of any Trade Secrets.

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1.7
Tangible Items.

(a)
All files, accounts, records, documents, books, forms, notes, reports, memoranda, studies, compilations of information, correspondence, and all copies, abstracts, and summaries of the foregoing, and all other physical items related to the Company, other than a merely personal item, whether of a public nature or not, and whether prepared by the Employee or not, are and shall remain the exclusive property of the Company and shall not be removed from the premises of the Company, except as required in the course of employment by the Company, without the prior written consent of the Board in each instance, and upon the request of the Company the same shall be promptly returned to the Company by the Employee on the expiration or termination of his employment by the Company or at any time prior thereto upon the request of the Company.

(b)
Notwithstanding any other provision of this Agreement to the contrary, Employee is not obligated to assign to the Company any rights in an invention for which no equipment, supplies, facilities, intellectual property or trade secret information of the Company was used and that was developed entirely on the Employee’s own time, unless (a) the invention relates (i) directly to the business of the Company or (ii) to the Company’s actual or demonstrably anticipated research or investigations or (b) the invention results from any work performed by the Employee for the Company. Employee understands that this provision satisfies the written notice and other requirements of any applicable law.

1.8
Solicitation of Employees. During his employment by the Company and for two (2) years thereafter, the Employee shall not, directly or indirectly, either for his own benefit or purposes or the benefit or purposes of any other person, employ or offer to employ, call on, solicit, interfere with, or attempt to divert or entice away any employee or independent contractor of the Company (or any person whose employment or status as an independent contractor has terminated within the six (6) months preceding the date of such solicitation) in any capacity if that person possesses or has knowledge of any Trade Secrets of the Company.

1.9
Injunctive Relief. The Employee hereby acknowledges and agrees that it would be difficult to fully compensate the Company for damages resulting from the breach or threatened breach of Sections 1.5, 1.6, 1.7, or 1.8 and, accordingly, that the Company shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions, and permanent injunctions, to enforce such provisions. This provision with respect to injunctive relief shall not, however, diminish the Company’s right to claim and recover damages.

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2.
COMPENSATION

2.1
Compensation. As the total consideration for the services which the Employee renders hereunder, the Employee shall be entitled to the following:

(i)
an annual base salary of $740,000.00, subject to such periodic adjustments, if any, as the Board may determine, less any applicable deduction therefrom for income tax or other applicable withholdings, payable in accordance with the Company’s standard practices and procedures;

(ii)
an annual grant under the Company’s active equity incentive plan (as of the date of this Agreement, the 2022 Equity Incentive Plan) of performance based stock units on the terms and conditions set forth in the form of a Stock Unit Agreement to be provided by the Company from time to time, and which Employee must timely execute as a condition of grant;

(iii)
participation in any executive bonus plan sponsored by the Company and continued eligibility for additional equity compensation grants as determined by the Board or its Compensation Committee;

(iv)
prompt reimbursement of any and all reasonable and documented expenses (including, but not limited to, air fare, car rental, lodging, meals, business telephone, and related travel expenses) incurred by the Employee from time to time in the performance of his duties hereunder, which reimbursement shall be made in accordance with the Company’s policies and procedures as the same may be amended from time to time;

(v)
such paid vacation as may be provided in accordance with the vacation policy of the Company applicable to employees in general, as the same may be amended from time to time;

(vi)
participation in all plans or programs sponsored by the Company for employees in general, including, but not limited to, participation in any group health plan, medical reimbursement plan, life insurance plan, pension and profit sharing plan, or stock option plan;

(vii)
a life insurance policy with a death benefit in an amount equal to that existing on the date of this Agreement, payable as directed by the Employee; and

(viii)
a disability insurance policy in the maximum insurable amount as defined by the policy.

2.2
Illness. Subject to the limitations contained in Section 3.2(a)(iii) and 3.3(a) of this Agreement and subject to applicable law, if the Employee shall be unable to render the services required hereunder on account of personal injuries or physical or mental illness, he shall continue to receive all payments provided in this Agreement; provided, however, that any such payment may, at the sole option of the Company, be reduced by any amount that the Employee

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receives for the period covered by such payments as disability compensation under insurance policies, if any, maintained by the Company or under government programs.

2.3
Clawback Policy. Any amounts payable under this Agreement are subject to any policy (whether in existence as of the date of this Agreement or later adopted) established by the Company providing for clawback or recovery of amounts that were paid to the Employee. The Company will make any determination for clawback or recovery in its sole discretion and in accordance with any applicable law or regulation.

3.
TERM AND TERMINATION

3.1
Term. Unless sooner terminated pursuant to Section 3.2 or due to Employee’s death, the term of Employee’s employment by the Company under Section 1.1 shall commence on May 13, 2025 and shall end on May 13, 2030 (“Term”).

3.2
At Will Relationship.

(a)
The Employee and the Company each hereby acknowledges and agrees that (i) the Employee’s relationship with the Company under this Agreement is AT WILL and can be terminated at the option of either the Employee or the Company in his or its sole and absolute discretion, for any or no reason whatsoever, with or without cause;
(ii)
no representations, warranties, or assurances have been made concerning the length of such relationship or the aggregate amount of compensation to be received by the Employee; and (iii) after the termination of his employment by the Company, the Employee shall have no right, title, or interest in or claim to any revenues received by the Company from any person for any goods sold or services rendered by the Company to such person, whether or not the Employee was the cause, in whole or in part, for such person to purchase such goods from the Company or to retain the Company to perform such services.

(b)
The term “cause” shall mean:

(i)
the willful and continued refusal of the Employee to substantially perform his duties in accordance with this Agreement (other than any such failure resulting from incapacity due to physical or mental illness), insubordination, or material violation of the Company’s policies, in each case after a written demand for substantial performance is delivered to the Employee by the Board which specifically identifies the manner in which the Board believes that the Employee has not substantially performed such duties, the acts constituting such insubordination, or such violations of the Company’s policies, as the case may be, and the Employee shall have had a reasonable opportunity to remedy the same;

(ii)
the conviction of, or a plea of nolo contendere by, the Employee to a felony; or

(iii)
a charge or indictment of a felony, the defense of which renders the Employee substantially unable to perform his duties under this Agreement.

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For purposes of this provision, no act or failure to act, on the part of the Employee, shall be considered “willful” unless it is done, or omitted to be done, by the Employee in bad faith or without reasonable belief that such action or omission was in the best interests of the Company. Any act or failure to act, based upon authority given pursuant to a resolution of the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Company. The cessation of employment of the Employee shall not be deemed to be for cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of all members of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Employee and the Employee is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Employee is guilty of the conduct described in subparagraph (i), (ii), or

(iii)
above, and specifying the particulars thereof in detail.

(c)
Each of the following will constitute “good reason” for purposes of this Agreement, unless otherwise agreed to in writing by Employee:

(i)
a material diminution in Employee’s base salary;

(ii)
a material diminution in Employee’s authority, duties, or responsibilities as contemplated by Sections 1.2 and 1.3 of this Agreement;

(iii)
a material change in the geographic location at which Employee must perform services; or

(iv)
any other action or inaction that constitutes a material breach by the Company of this Agreement.

For purposes of this provision, with respect to clauses (i) through (iv) above, “good reason” shall not exist unless Employee has notified the Company within thirty (30) calendar days of the initial existence of the actions or failures to act giving rise to good reason, and such actions or failures have not been cured or remedied by the Company within thirty (30) calendar days of the receipt of such notice. Notwithstanding any provision in this Agreement to the contrary, any termination by Employee for good reason under clauses (i) through (iv) above must occur within thirty (30) calendar days following the date on which Employee provides the Company with the “Termination Notice” described under Section 3.2(d) below and such Termination Notice must be provided to the Company within sixty (60) calendar days after the foregoing cure/remedy has expired without cure or remedy by the Company.

(d)
Any termination by the Company for cause, or by the Employee for good reason, shall be communicated by a written notice (“Termination Notice”) to the other party given in accordance with Section 4.6 of this Agreement, which notice shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee’s employment under the provision so indicated, and

(iii) if the date of termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty (30) calendar days after the

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giving of such notice). The failure by the Employee or the Company to set forth in the Termination Notice any factor or circumstance which contributes to a showing of good reason or cause shall not waive any right of the Employee or the Company, respectively, hereunder or preclude the Employee or the Company, respectively, from asserting such fact or circumstance in enforcing the Employee’s or the Company’s rights hereunder.

3.3
Duties Upon Termination.

(a)
In the event that the Employee’s employment by the Company under this Agreement is terminated prior to expiration of the Term by (a) the Company other than for “cause” (as defined above) which includes a termination by the Company due to Employee’s “Disability” (as defined in the Company’s 2022 Equity Incentive Plan), or (b) the Employee for “good reason” (as defined above), neither the Company nor the Employee shall have any remaining duties or obligations hereunder, except that (i) the Company shall promptly pay or provide to the Employee, or his estate, the amount specified in Section 2.1(i), prorated through the date of termination; (ii) subject to Section 3.6, the Company shall continue to pay or provide (in accordance with the payment practices of Section 2.1(i)) to the Employee or his estate, the amount specified in Section 2.1(i) during the period commencing on the sixtieth (60th) day after the effective date of such termination (provided that such first installment shall be in an aggregate amount that would otherwise have been provided to Employee under Section 2.1(i) for such sixty (60)-day period) and ending on the first anniversary of such effective date; (iii) the Company shall pay to the Employee, or his estate, the amount specified in Section 2.1(iii) for the fiscal year in which such termination occurs, prorated to the date of the termination; (iv) subject to Section 3.6, the Company shall provide to the Employee continued participation in any group health plan or medical reimbursement plan on the terms existing on the date of termination for the period commencing on the effective date of such termination and ending on the earlier of eighteen (18) months thereafter or the date that the Company is otherwise unable to continue to cover Employee under its group health plans without penalty under applicable law (including without limitation, Section 2716 of the Public Health Service Act or the Patient Protection and Affordable Care Act); (v) all stock-based compensation previously granted to the Employee (including, but not limited to, all stock options, stock appreciation rights, stock units, bonus units, and stock grants) shall continue to be governed by the applicable award agreement; and (vi) the Employee shall continue to be bound by Sections 1.5, 1.6, 1.7, and 1.8.

(b)
In the event that the Employee’s employment by the Company under this Agreement is terminated prior to expiration of the Term (a) by the Company for “cause,” (b) by the Employee other than for “good reason,” or (c) due to Employee’s death, neither the Company nor the Employee shall have any remaining duties or obligations hereunder except that (i) the Company shall promptly pay or provide to the Employee, or his estate, the amount specified in Section 2.1(i), prorated through the date of termination;

(ii) the Company shall pay to the Employee, or his estate, the amount specified in Section 2.1(iii) for the fiscal year in which such termination occurs, prorated to the date of the termination; (iii) all stock-based compensation previously granted to the Employee (including, but not limited to, all stock options, stock appreciation rights, stock units, bonus

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units, and stock grants) shall continue to be governed by the applicable award agreement; and (iv) the Employee shall continue to be bound by Sections 1.5, 1.6, 1.7, and 1.8.

3.4
Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Employee’s continuing or future participation in any plan, program, policy, or practice provided by the Company or any of its affiliated companies and for which the Employee may qualify, nor shall anything herein limit or otherwise affect such rights as the Employee may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Employee otherwise is entitled to receive under any plan, policy, practice, or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the date of termination shall be payable in accordance with such plan, policy, practice, program, contract, or agreement except as explicitly modified by this Agreement.

3.5
Full Settlement. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense, or other claim, right, or action which the Company may have against the Employee or others; provided, however, that in the event the Employee shall obtain employment within one year from the date of termination, any amount payable by the Company to the Employee under Section 3.3(a)(i) shall be reduced by any amount received by the Employee during such one year in connection with such other employment. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any provision of this Agreement.

3.6
Separation Agreement. The Company’s obligation to provide the payments and benefits enumerated in Sections 3.3(a)(ii) and 3.3(a)(iv) is expressly conditioned upon the Employee’s timely execution, delivery to the Company, and non-revocation of (and Employee’s continuing compliance with) a separation agreement (which shall include without limitation a release by Employee of all of his claims against the Company and its affiliates) in a form prescribed by the Company (“Separation Agreement”). The Separation Agreement must be executed by Employee and delivered to the Company and become irrevocable by its own terms within no more than fifty-five (55) days after the date of termination of Employee’s employment with the Company.

4.
MISCELLANEOUS

4.1
Severable Provisions. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

4.2
Successors and Assigns.

(a)
All of the terms, provisions, and obligations of this Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, representatives, successors, and assigns. Notwithstanding the foregoing, this Agreement is personal to the Employee, and neither this Agreement nor any rights

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hereunder shall be assigned, pledged, hypothecated, or otherwise transferred by the Employee (other than by will or the laws of descent and distribution) without the prior written consent of the Company in each instance.

(b)
The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

4.3
Governing Law. The validity, construction, and interpretation of this Agreement shall be governed in all respects by the laws of the State of Texas applicable to contracts made and to be performed wholly within that State.

4.4
Headings. Section and subsection headings are not to be considered part of this Agreement and are included solely for convenience and reference and in no way define, limit, or describe the scope of this Agreement or the intent of any provisions hereof.

4.5
Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, relating to the subject matter of this Agreement. No supplement, modification, waiver, or termination of this Agreement shall be valid unless executed by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

4.6
Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given (i) if personally delivered, when so delivered, (ii) if mailed, one (1) week after having been placed in the United States mail, registered or certified, postage prepaid, addressed to the party to whom it is directed at the address set forth below, or (iii) if given by e-mail or telecopier, when such notice or other communication is transmitted to the e-mail or telecopier number specified below and the appropriate answerback or telephonic confirmation is received. Either party may change the address to which such notices are to be addressed by giving the other party notice in the manner herein set forth.

4.7
Mediation. The parties agree to mediate any dispute or claim between them arising out of this Agreement before resorting to court action. The mediation fees, if any, shall be divided equally between the parties, and each side shall bear their own attorneys’ fees.

4.8
Attorneys’ Fees. In the event any party takes legal action to enforce any of the terms of this Agreement, the unsuccessful party to such action shall pay the successful party’s expenses, including attorneys’ fees and expenses, incurred in such action.
4.9
Third Parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the Company or the Employee any rights or remedies under or by reason of this Agreement.

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4.10
Consent to Jurisdiction. Each party hereto, to the fullest extent it may effectively do so under applicable law, irrevocably (i) submits to the exclusive jurisdiction of any court of the State of Texas or the United States of America sitting in Collin County over any suit, action, or proceeding arising out of or relating to this Agreement; (ii) waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the establishment of the venue of any such suit, action, or proceeding brought in any such court, and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum; (iii) agrees that a judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in the courts of the United States of America or the State of Texas (or any other courts to the jurisdiction of which such party is or may be subject) by a suit upon such judgment; and (iv) consents to process being served in any such suit, action, or proceeding by mailing a copy thereof by registered or certified air mail, postage prepaid, return receipt requested, to the address of such party specified in or designated pursuant to Section 4.6. Each party agrees that such service (i) shall be deemed in every respect effective service of process upon such party in any such suit, action, or proceeding; and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party.

4.11
Construction. This Agreement was reviewed by legal counsel for each party hereto and is the product of informed negotiations between the parties hereto. If any part of this Agreement is deemed to be unclear or ambiguous, it shall be construed as if it were drafted jointly by the parties. Each party hereto acknowledges that no party was in a superior bargaining position regarding the substantive terms of this Agreement.

4.12
Section 409A.

(a)
This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the final regulations and any guidance promulgated thereunder (“Section 409A”), and shall in all respects be administered in accordance with Section 409A.

(b)
The parties agree that if any payment or the provision of any amount, benefit, or entitlement hereunder at the time specified in this Agreement would subject Employee to any additional tax or interest or penalties under Section 409A, the payment or provision of such amount, benefit, or entitlement shall be postponed to the earliest commencement date on which the payment or the provision of such amount, benefit, or entitlement could be made without incurring such additional tax, interest, or penalties (including delaying payment of any severance to the earliest possible payment date which is consistent with Section 409A). In addition, to the extent that any regulations or guidance issued under Section 409A (after application of the previous provision of this paragraph) would result in Employee being subject to the payment of interest, penalties, or any additional tax under Section 409A, the Company and Employee agree, to the extent

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reasonably possible, to amend this Agreement in order to avoid the imposition of any such interest, penalties, or additional tax under Section 409A, which amendment shall be reasonably determined in good faith by the Company and Employee.

(c)
Notwithstanding any provision in this Agreement to the contrary, all payments not otherwise exempt from Section 409A which are to be made after a termination of employment under this Agreement may only be made after Employee experiences a “separation from service” as such term is defined under Section 409A. All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A, including, where applicable, the requirement that (i) any reimbursement shall be for expenses incurred during Employee’s lifetime (or during a shorter period of time specified in this Agreement);

(ii) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred; and (iv) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

(d)
If upon Employee’s “separation from service” from the Company, Employee is then a “specified employee” (as defined by and determined in accordance with Section 409A), then solely to the extent necessary to comply with Section 409A and avoid the imposition of taxes under Section 409A, the Company shall defer payment of “nonqualified deferred compensation,” subject to Section 409A, which is payable as a result of and would otherwise be paid within six (6) months following such separation from service, until the earlier of (a) the first business day of the seventh month after Employee’s separation from service, or (b) ten (10) calendar days after the Company receives written notice of Employee’s death. All such delayed payments shall be paid in a lump sum without accrual of interest. To the extent permissible by law, each payment and each installment described in this Agreement shall be considered a separate payment from each other payment or installment for purposes of Section 409A.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first set forth above.

Company:	DIODES INCORPORATED Richard D. White By: Richard D. White (Apr 30, 2025 11:15 CDT) Authorized Representative: Richard D White 4949 Hedgcoxe Road, Suite 200 Plano, TX 75024
Employee:	By: Gary Yu

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EXHIBIT A INDEMNIFICATION AGREEMENT

(See Attached)

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DIODES INCORPORATED INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is entered into and made effective on May 13, 2025, by and between Diodes Incorporated (“Company”), a Delaware corporation, and Gary Yu (“Indemnitee”).

A.
It is essential to the Company to retain and attract as directors and officers the most capable persons available.

B.
Indemnitee is a director and/or officer of the Company.

C.
Both the Company and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against directors and officers of corporations.

D.
In recognition of Indemnitee’s need for substantial protection against personal liability based on an inducement to provide effective services to the Company as a director and/or officer, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted under Delaware law and as set forth in this Agreement, and, to the extent insurance is maintained, to provide for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, in consideration of the above premises, the representations, warranties, and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.
Definitions.

1.1.
“Board” means the Board of Directors of the Company.

1.2.
“Affiliate” means any corporation or other person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the party specified.

1.3.
“Expenses” means any expense, liability, or loss, including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, and all other costs and obligations, paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event.

1.4.
“Indemnifiable Event” means any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or officer of the Company, or while a director or officer is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent of the Company, as described above.

1.5.
“Proceeding” means any threatened, pending, or completed action, suit, or proceeding (including an action by or in the right of the Company), or any inquiry, hearing, or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other.

Section 3.

1.6.

2.
Indemnification.

2.1.
By the Company. In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto). The parties hereto intend that this Agreement shall provide for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Company’s Certificate of Incorporation, its Bylaws, vote of its shareholders or disinterested directors, or applicable law.

2.2.
Initiation of Proceeding. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless (a) the Company has joined in or the Board has consented to the initiation of such Proceeding; or (b) the Proceeding is one to enforce, assert, or interpret Indemnitee’s rights under this Agreement.

2.3.
Expense Advances. If so requested by Indemnitee, the Company shall advance (within ten (10) business days of such request) any and all Expenses to Indemnitee (an “Expense Advance”); provided that, (a) such an Expense Advance shall be made only upon delivery to the Company of a written undertaking by or on behalf of Indemnitee to repay the amount thereof if it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company, and (b) if and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company will be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company under such circumstances) for all such amounts theretofore paid. If Indemnitee has commenced or commences legal proceedings in accordance with Section 13 to secure a determination that Indemnitee should be indemnified under applicable law as provided in Section 4, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding, and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed). Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.

2.4.
Mandatory Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

2.5.
Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

2.6.
Prohibited Indemnification. No indemnification pursuant to this Agreement shall be paid by the Company on account of any Proceeding in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state, or local laws.

3.
Reviewing Party. The “Reviewing Party” shall be any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the particular Proceeding with respect to which Indemnitee is seeking indemnification. The Reviewing Party shall determine all matters concerning the rights of Indemnitee to receive indemnity payments and Expense Advances under this Agreement, any other agreement, under applicable law or the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events. The Company agrees to pay the reasonable fees of the Reviewing Party and to indemnify fully such the Reviewing Party against any and all expenses (including attorneys' fees), claims, liabilities, loss, and damages arising out of or relating to the Reviewing Party’s actions under this Agreement.

4.
Indemnification Process and Appeal.

4.1.
Indemnification Payment. Indemnitee shall be entitled to indemnification of Expenses, and shall receive payment thereof, from the Company in accordance with this Agreement as soon as practicable after the Company receives Indemnitee’s written demand for indemnification (including any supporting documentation that the Company may request), unless the Reviewing Party has given a written opinion to the Company that Indemnitee is not entitled to indemnification under applicable law.
4.2.
Suit to Enforce Rights. Regardless of any action by the Reviewing Party, if

Indemnitee has not received full indemnification within thirty (30) days after the receipt by the Company of Indemnitee’s written demand in accordance with Section 4.1, Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in the Court of Chancery of the State of Delaware (“Delaware Court”) seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect thereof. Each of Indemnitee and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party not challenged by Indemnitee shall be binding on the Company and Indemnitee. The remedy provided for in this Section 4 shall be in addition to any other remedies available to Indemnitee at law or in equity.

4.3.
Defense to Indemnification, Burden of Proof, and Presumptions. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Expenses incurred in defending a Proceeding in advance of its final disposition where the required written undertaking has been tendered to the Company) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proving such a defense or determination shall be on the Company. Neither the failure of the Reviewing Party or the Company (including its Board, independent legal counsel, or its stockholders) to have made a determination, prior to the commencement of such action by Indemnitee, that indemnification of Indemnitee is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party or Company (including its Board, independent legal counsel, or its stockholders) that Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief, or that a court has determined that indemnification is not permitted by applicable law.

5.
Indemnification for Expenses Incurred in Enforcing Rights. The Company shall indemnify Indemnitee against any and all Expenses that are incurred by Indemnitee in connection with any action brought by Indemnitee for:

(a)
indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or under applicable law or the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, and/or

(b)
recovery under directors’ and officers’ liability insurance policies maintained by the Company, but only in the event that Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be. In addition, the Company shall, if so requested by Indemnitee, advance the foregoing Expenses to Indemnitee, subject to and in accordance with Section 2.3.

6.
Notification and Defense of Proceeding.

6.1.
Notice. Promptly after receipt by Indemnitee of written notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve the Company from any liability that it may have to Indemnitee, except as provided in Section 6.3.

6.2.
Defense. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ legal counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s expense; provided, however, that the Company shall not be entitled to assume the defense of any Proceeding and will bear the Expenses of the Proceeding in the event of the following: (a) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding, or (b) the Company shall not in fact have employed counsel to assume the defense of such Proceeding.

6.3.
Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company's written consent, such consent not to be unreasonably withheld. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. The Company shall not be liable to indemnify Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; the Company’s liability hereunder shall not be excused if participation in or the defense of a Proceeding by the Company was barred by this Agreement.

7.
Term. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an officer or director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of the Company) and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 5 hereof), whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though he may have ceased to serve in such capacity at the time of any Proceeding.

8.
Non-Exclusivity. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company’s Certificate of Incorporation, Bylaws,

applicable law, or otherwise; provided, however, that this Agreement shall supersede any prior indemnification agreement between the Company and Indemnitee. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification than would be afforded currently under the Company’s Certificate of Incorporation, Bylaws, applicable law or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

9.
Liability Insurance. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies. The Company shall not be liable under this Agreement to make any payment of Expenses hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement, or otherwise.

10.
Subrogation. In the event of payment to Indemnitee by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who hereby agrees to execute all documents and perform all actions requested by the Company that may be appropriate or necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

11.
No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, agreement, or otherwise) of the amounts otherwise indemnifiable hereunder.

12.
Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

13.
Governing Law; Forum. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to its principles of conflicts of laws. The Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, and (c) waive, and agree not to plead or make, any claim that the Delaware Court lacks venue or that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

14.
Notices. Any notice required or permitted to be given by either party under this Agreement shall be in writing and shall be personally delivered, sent by certified or registered U.S. mail, first class postage prepaid, or sent by a nation-wide courier service, to the other party at its address set forth below the signature of such party, or such new address as may from time to time be supplied by the parties hereto in accordance with this Section 14. If personally delivered, notices will be deemed delivered on the date of personal delivery. If mailed, notices will be deemed delivered and effective three (3) business days after deposit in the mail. If delivered by a nation- wide courier service, then notices will be deemed delivered and effective on the date of receipt, but in no event later than two (2) business days after the date of dispatch.

15.
Modification. No alteration, amendment, waiver, cancellation, or any other change in any term or condition of this Agreement shall be valid or binding on either party unless the same shall have been mutually assented to in writing by both parties.

16.
Waiver. The failure of either party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the right of either party to enforce each and every such provision thereafter. The express waiver by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

17.
Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

18.
Entire Agreement. The terms and conditions of this Agreement, the Exhibits hereto and the agreements referenced herein constitute the entire agreement between the parties and supersede all previous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.

19.
Captions and Headings. The captions or headings of the Sections of this Agreement are for reference only and are not to be construed in any way as part of this Agreement.

20.
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. A party may deliver this Agreement by transmitting a facsimile of this Agreement signed by such party to the other party or parties, which facsimile signature shall be deemed an original.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Indemnification Agreement as of the day first set forth above.

“Company” DIODES INCORPORATED,

a Delaware corporation

Richard D. White

By: Richard D. White (Apr 30, 2025 11:15 CDT)

Name: Richard D. White

Title: Corporate Secretary

4949 Hedgcoxe Road, Suite 200

Plano, Texas 75024

“Indemnitee”

(Signature)

Gary Yu

Address:

7825 Kentmere

The Colony, TX 75056